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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

       Pursuant to Section 13 or 15 of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) June 7, 2005

                               HEALTHEXTRAS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      0-31014                52-2181356
         --------                      --------               ----------
(State or other Jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)           Identification No.)

               800 King Farm Boulevard, Rockville, Maryland 20850
               --------------------------------------------------
                    (Address of principal executive offices)

                                 (301) 548-2900
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-25(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           --------------------------------------------------------------------
           APPOINTMENT OF PRINCIPAL OFFICERS.
           ---------------------------------

         (a)  Not Applicable

         (b)  Not Applicable

         (c) On June 7, 2005, the Company's Board of Directors appointed Nick Grujich as Executive Vice President and Chief Operating Officer of the Company. Mr. Grujich has been responsible for the operations of the Company's subsidiary, Catalyst Rx, since February 2005.

         From 1997 to 2005, Mr. Grujich served in various positions including Director of Finance, Senior Director of Finance, and Vice President of Finance and Administration for Eckerd Health Services, a division of Eckerd Corporation (which until August 2004 was a subsidiary of J.C. Penney Company, Inc.), specializing in pharmacy benefit management and mail order pharmacy services. From 1994 to 1997, Mr. Grujich served as Assistant Controller, Director of Finance, and Director of Practice Management of Penn Group Medical Associates, an affiliate of HealthAmerica, a subsidiary of Coventry Health Care, Inc.

         Mr. Grujich will continue to receive his current base compensation of $237,500 annually. Also, on February 1, 2005, Mr. Grujich was granted options to purchase 100,000 shares of common stock at the then trading market price of $15.96 per share. The Company will file the appropriate Form 8-K or amendment for any employment agreement with Mr.Grujich.

         The press release attached as Exhibit 99.1 hereto also discloses Mr. Grujich's appointment.

         (d) On June 7, 2005, the Company's Board of Directors increased the size of the Board by one and named Michael R. McDonnell as a Director. The Board also appointed Mr. McDonnell to the Audit Committee, and the Audit Committee elected Mr. McDonnell as its Chairman. Mr. McDonnell replaces Edward S. Civera on the Audit Committee and as Audit Committee Chairman. Mr. Civera, as previously announced, assumed the position of Chairman of the Board on June 7, 2005. The Board also determined that Mr. McDonnell is an Audit Committee financial expert and is independent as that term is used in Item 7(d)(3)(iv) of
Schedule 14A under the Securities Exchange Act of 1934.

         Mr. McDonnell has been placed in the class of Directors whose terms expire at the 2006 annual meeting of stockholders and when their successors are elected and qualified. In order to accommodate this, Thomas L. Blair, who previously served in that 2006 class of Directors, was appointed to the 2007 class of Directors.


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         Mr. McDonnell has served as Executive Vice President, Chief Financial
Officer and Treasurer of MCG Capital Corporation, a public financial services company, since September 2004. From August 2000 to August 2004, Mr. McDonnell was employed by EchoStar Communications Corporation, where he served as Senior Vice President and Chief Financial Officer from August 2000 to July 2004, and as Executive Vice President and Chief Financial Officer from July 2004 to August 2004. From 1986 to 2000, Mr. McDonnell was employed by PricewaterhouseCoopers LLP, where he was admitted as a partner in 1996.

         The press release attached as Exhibit 99.1 hereto also discloses Mr. McDonnell's election to the Board.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
           ---------------------------------

         (a)   Financial statements of business acquired:

               Not Applicable

         (b)   Pro forma financial information:

               Not Applicable

         (c)   Exhibits:



EXHIBIT NO.    DESCRIPTION
-----------    -----------

   99.1        Press Release dated June 10, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   June 10, 2005                  By: /s/ Michael P. Donovan
                                            -------------------------------
                                            Michael P. Donovan
                                            Chief Financial Officer and
                                            Chief Accounting Officer